UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 25, 2017

Independent Bank Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	001-35854	13-4219346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Redbud Boulevard, Suite 400
McKinney, TX 75069-3257
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 562-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):
Emerging growth company            ☒
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.
Two proposals were submitted to a vote of security holders at the annual meeting of the shareholders of Independent Bank Group, Inc. (the “Company”) held on May 25, 2017:
•Proposal One: To elect each of Daniel W. Brooks, Craig E. Holmes, Tom C. Nichols and G. Stacy Smith, as Class I directors to serve on the board of directors of the Company until the Company’s 2020 annual meeting of shareholders or until their respective successors are duly elected and qualified or until their earlier resignation or removal.
•Proposal Two: To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017.
Proposal One: To Elect the Nominees to the Board of Directors
Each of the nominees under this proposal, Daniel W. Brooks, Craig E. Holmes, Tom C. Nichols and G. Stacy Smith, were nominated to be elected as Class I directors. All four of these nominees were elected to the Company’s Board of Directors, with shareholders casting votes as follows:

	For	Withhold	Broker Non-Votes
Proposal One:
Daniel W. Brooks	20,304,446	628,621	2,262,777
Craig E. Holmes	20,688,800	244,267	2,262,777
Tom C. Nichols	20,379,678	553,389	2,262,777
G. Stacy Smith	20,574,926	358,141	2,262,777

Proposal Two: To Ratify the Appointment of RSM US LLP as the Independent Registered Public Accountants of the Company for the Year Ending December 31, 2017.
This proposal, pursuant to which RSM US LLP’s appointment as the independent registered public accountants for the Company for the year ending December 31, 2017, would be ratified, was approved with shareholders casting votes as follows:

	For	Against	Abstain	Broker Non-Votes
Proposal Two	23,042,771	124,946	28,127	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 26, 2017
INDEPENDENT BANK GROUP, INC. (Registrant)

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman of the Board, Chief Executive Officer and President